EXHIBIT 99.1

Press Release

Johnson & Johnson
Press Contacts:	Jeffrey Leebaw	Marc Monseau
	(732) 524-3350	(732) 524-1130
Home	(732) 821-6007	(609) 924-7207

Johnson & Johnson
Investor Contacts:	Helen E. Short	Stan Panasewicz	Lesley Fishman
	(732) 524-6491	(732) 524-2524	(732) 524-3922

Scios Inc.
Press Contact:	Jim Weiss
(415) 362-5018

FOR IMMEDIATE RELEASE

Johnson & Johnson and Scios Inc.

Announce Early Termination of Hart-Scott-Rodino Waiting Period

New Brunswick, NJ and Sunnyvale, CA—(April 3, 2003)—Johnson & Johnson (NYSE: JNJ) and Scios Inc. (NASDAQ:SCIO) today announced that the U.S. Federal Trade Commission has granted early termination of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The two companies had signed on February 10, 2003, a definitive agreement under which Johnson & Johnson will acquire Scios in a cash for stock exchange. The transaction is expected to close, subject to satisfaction of closing conditions, as promptly as possible after completion of a meeting of the Scios stockholders to vote on the acquisition, which is scheduled to be held on April 28, 2003.

Scios is a biopharmaceutical company developing novel treatments for cardiovascular and inflammatory disease. The Company’s disease-based technology platform integrates expertise in protein biology with computational and medicinal chemistry to identify novel targets and rationally design small molecule compounds for large markets with unmet medical needs. Scios’ product NATRECOR® is the first novel agent approved for congestive heart failure (CHF) in more than a decade. NATRECOR® is a recombinant form of a naturally occurring protein secreted by the heart as part of the body’s response to CHF. The drug has several significant advantages over existing therapies for CHF, the single most common cause of hospitalization in the United States for patients over 65.

Johnson & Johnson, with approximately 108,300 employees, is the world’s most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical, and medical device and diagnostic markets. Johnson & Johnson has more than 200 operating companies in 54 countries around the world, selling products in more than 175 countries.

JNJ Forward-Looking Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2001. Copies of this Form 10-K are available online at www.sec.gov or on request from the Company. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Scios Inc. Forward-Looking Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which may include statements concerning the proposed merger with Johnson & Johnson and strategic plans, expectations, and objectives for future operations. We generally identify such forward-looking statements using words like “estimate,” “believe,” “intend,” “expect,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate” or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks and uncertainties may include the sales penetration and success of Natrecor, the success of clinical trials of Natrecor and our pipeline products, the failure to complete the proposed merger in a timely manner, the inability to obtain Scios shareholder or regulatory approvals or to satisfy other conditions to the merger, actions of governmental entities, and costs related to the merger, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company’s quarterly reports and annual report on Form 10-K. Actual results, performance or achievements of Scios may differ significantly from those described in these forward-looking statements. Scios disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

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